UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 28, 2013
 WASHINGTON REAL ESTATE
INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	1-6622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6110 EXECUTIVE BOULEVARD, SUITE 800, ROCKVILLE, MARYLAND 20852
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (301) 984-9400
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2013, George F. “Skip” McKenzie communicated to the Board of Trustees his decision to retire from Washington Real Estate Investment Trust (“WRIT”) at the end of 2013. The Board intends to commence a search for a successor chief executive promptly, with the goal of announcing a selection in the coming months.

In connection with his intention to retire, Mr. McKenzie and WRIT have reached an agreement with respect to the terms of his retirement. The agreement contemplates that Mr. McKenzie will continue to serve as President and Chief Executive Officer of WRIT through December 31, 2013 or such shorter period as may be determined by the Board. If the Board determines a shorter period, Mr. McKenzie will remain an employee of WRIT through the balance of 2013 and will assist WRIT in execution of strategic acquisition and disposition activities, transitioning the role of the chief executive to a new person designated by the Board and performing such other duties as shall be reasonably requested by the Board. Mr. McKenzie will continue at his current salary and with existing benefits through December 31, 2013, except as specifically noted below.

WRIT expects to execute significant acquisition and disposition activity during 2013 and desires to ensure the involvement of Mr. McKenzie in such activities. As well, WRIT desires to have the full cooperation of Mr. McKenzie in connection with the expected transition to a new chief executive. In recognition of these matters and in consideration for the activities of Mr. McKenzie under these arrangements, WRIT's previously disclosed Short-term Incentive Plan (“STI”) and Multi-year Long-term Incentive Plan (“MYLTI”) will be modified in the manner described below with respect to Mr. McKenzie only:

STI: The STI currently provides for (a) a 60% weighting to three financial performance measures (core funds from operations per share, core funds available for distribution per share and same store net operating income), (b) a 20% weighting to acquisition and disposition activity and (c) a 20% weighting to individual performance measures. With respect to Mr. McKenzie only, the STI will be revised for the year 2013 as follows:

•
In lieu of the weightings above, the following weightings will apply (a) a 40% weighting to three financial performance measures (core funds from operations per share, core funds available for distribution per share and same store net operating income, evaluated in the same manner as the STI) and the completion of a smooth transition to a new chief executive, (b) a 30% weighting to execution of the proposed sale of WRIT's medical office division and related reinvestment activities and (c) a 30% weighting to successful pricing of the proposed medical office division sale. Notwithstanding the foregoing, if the Board determines to abandon the proposed medical office division sale, then the Board will make one of the following two determinations: (x) a determination that such abandonment was because management's execution of the transaction was not satisfactory to the Board, in which case the weightings described in the previous sentence will remain in place, or (y) a determination that such abandonment was due to other circumstances (such as market conditions or a change in strategic direction by the Board), in which case Mr. McKenzie will have a 100% weighting to clause (a) of the preceding sentence and clauses (b) and (c) will not be applicable.

•
The quantitative scoring of Mr. McKenzie's performance will continue to be on a 1 (low), 2 (target) and 3 (high) scoring system as set forth in the STI but will be based on the weightings described above. The aggregate low, target and high award opportunities under the “performance-based” portion of the STI (inclusive of both cash and equity portions) will be revised as follows: (a) low rating (i.e., 1.0 score) at 150% of base salary (increased from the STI level of 101%), (b) target rating (i.e., 2.0) at 260% (increased from the STI level of 211%), and (c) high rating (i.e., 3.0) at 375% (no increase from the STI level). The proportions of cash and equity for the “performance based” portion will remain as set forth in the STI. The STI award of Mr. McKenzie will not be prorated for any reason as Mr. McKenzie is to remain an employee of WRIT for the balance of 2013. The restricted share portion of the STI award will be delivered in fully-vested, unrestricted common shares.

MYLTI: The MYLTI currently provides for a three-year award to be issued with respect to the 2011-2013 performance period at the conclusion of 2013. With respect to Mr. McKenzie only, the MYLTI will be revised for the year 2013 as follows:

•
The MYLTI award will not be prorated for any reason as Mr. McKenzie is to remain an employee of WRIT for the balance of 2013 (thereby completing the three-year performance period). The restricted share portion of the MYLTI award will be delivered in fully-vested, unrestricted common shares.

At December 31 2013, all of Mr. McKenzie's unvested restricted shares and restricted share units under the STI, WRIT's previous long-term incentive plans and WRIT's deferred compensation plan for officers (including, in particular, Mr. McKenzie's account of restricted share units representing the 25% match to Mr. McKenzie's previous bonus deferrals) will vest, and Mr. McKenzie's account under WRIT's supplemental executive retirement plan will vest. All vesting and delivery of WRIT shares will be subject to completion of any necessary time periods required for compliance with Section 409A of the Internal Revenue Code.

Mr. McKenzie will execute a covenant in favor of WRIT providing that he will not compete with WRIT for a period of two years (with “competition” being defined as employment for, board service with or consulting for a public real estate investment trust with more than ten properties in the Washington, DC metropolitan area (with his board service to Chesapeake Lodging Trust being permitted in all events)) and will provide consulting services to WRIT for a two-year period commencing on January 1, 2014 and ending on December 31, 2015. In consideration of the foregoing, WRIT will pay Mr. McKenzie a monthly fee of $20,000 during years 2014 and 2015 and the costs of his COBRA coverage for each of years 2014 and 2015 based on his current health coverage from WRIT.

WRIT and Mr. McKenzie have acknowledged that each party will provide a full release of claims to the other (other than claims arising from the breach of the foregoing arrangements).

It is contemplated that the foregoing arrangements will be set forth in a retirement transition agreement, and the above description is qualified in its entirety by reference to the complete agreement, a copy of which will be filed with the SEC.

Item 8.01 Other Events.
WRIT has announced that it is exploring a 2013 disposition of its medical office division. Consistent with this statement, WRIT's management will explore the potential sale of all or a portion of WRIT's medical office properties. Management may not receive acceptable offers for these properties. Further, any such acceptable offer could involve either the entire medical office portfolio or only a portion thereof. If management did receive an offer it considered acceptable, the completion of a definitive transaction with respect to such offer would still require the successful negotiation of a sale agreement and the approval of WRIT's Board. Lastly, if WRIT identifies a potential purchaser of all or a portion of the medical office portfolio, negotiates an acceptable sale agreement and receives approval from the Board to execute any such sale, there could still be conditions to the closing of such transaction that may not be achieved, or WRIT or the potential purchaser otherwise may not be successful in completing such transaction.
With respect to the reinvestment of the proceeds of the proposed medical office disposition, WRIT may not be able to find adequate acquisition opportunities for the complete reinvestment of such proceeds substantially concurrently with the disposition. Alternatively, if WRIT were to enter into one or more definitive agreements to purchase properties as a reinvestment of such proceeds, there could still be conditions to the closing of such transaction that may not be achieved, or WRIT or the potential seller otherwise may not be successful in completing such transaction. If WRIT were unable to reinvest all or a portion of the proceeds of the proposed medical office disposition on a tax-deferred basis, then WRIT would be required to pay out capital gains to its shareholders or treat the capital gains as having been distributed to shareholders, paying the tax on the gain deemed distributed and allocating the tax paid as a credit to its shareholders.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release issued January 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ Laura M. Franklin
(Signature)

Laura M. Franklin
Executive Vice President
Accounting, Administration and Corporate Secretary
(Principal Accounting Officer)

DATE: January 29, 2013

Exhibit Index

Exhibit No.	Description

99.1	Press release issued January 29, 2013